DATED 28th November 2000

                           (1) Unislim Ireland Limited

                               (2) eDiets.com Inc

                                       and

                            (3) eDiets Europe Limited

                       -----------------------------------

                             JOINT VENTURE AGREEMENT

                       -----------------------------------

                             Arthur Cox, Solicitors
                                Earlsfort Centre
                                Earlsfort Terrace
                                    Dublin 2

                             Ref. RC/JM/526UN025/003
                                   28November

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                                TABLE OF CONTENTS
Clauses                                                                     Page

 1.       Definitions and Interpretation .....................................1
 2.       Completion .........................................................5
 3.       The Business .......................................................5
 4.       Directors ..........................................................7
 5.       Management of the Company ..........................................9
 6.       Finance ............................................................11
 7.       Transfer of Shares .................................................11
 8.       Undertakings not to Compete ........................................12
 9.       Deadlock ...........................................................13
 10.      Termination by Notice ..............................................14
 11.      Termination on Breach ..............................................15
 12.      Undertakings regarding the Operations of the Company................17
 13.      Distribution Policy ................................................18
 14.      Pre-Agreement Company Liabilities ..................................18
 15.      Confidentiality ....................................................18
 16.      Mutual Co-operation ................................................19
 17.      Restrictions on Announcements ......................................20
 18.      No Partnership......................................................20
 19.      Conflict with Articles of Association ..............................20
 20.      Remedies............................................................21
 21.      Costs ..............................................................21
 22.      Assignment..........................................................21
 23.      Entire Agreement....................................................21
 24.      Variation...........................................................21
 25.      Notices.............................................................21
 26.      Waiver..............................................................22
 27.      Severability........................................................22
 28.      Counterparts........................................................22
 29.      Completion..........................................................22
 30.      Governing Law and Submission to Jurisdiction .......................22

SCHEDULE 1

          Details of the Company .............................................23

SCHEDULE 2

          Completion .........................................................24

SCHEDULE 3

          The Articles of Association ........................................26

SCHEDULE 4

          Agreement of Adherence .............................................27

SCHEDULE 5

          Pre-Emption Provisions .............................................28

                                       -A-

                                      - 2 -

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SCHEDULE 6

         Service Agreement between Company and Ciaran McCourt.................34

SCHEDULE 7

         Technology Licence Agreement ........................................35

                                       -B-

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THIS Agreement is made on the 28th of November 2000

BETWEEN:

(1) Unislim Ireland Limited a company incorporated in Ireland with registered number 42995 whose registered office is at 49 Lower Dorset St, Dublin 1 Ireland ("Unislim" which expression shall includes its successors and permitted assigns)

(2) eDiets.com Inc a company incorporated in Delaware, United States whose registered office is at 3467 Hillsboro Blvd Deerfield Beach Florida 33442 ("eDiets" which expression shall includes its successors and permitted assigns).

(3) eDiets Europe Limited a company incorporated in Ireland with registered number 329476 whose registered office is at 49 Lower Dorset Street, Dublin 1 ("the Company").

RECITALS:

(A) The Company is a private limited company incorporated on 28 June 2000 and at the date hereof has an authorized share capital of IR(pound sterling)100,000 divided into 50,000 "A" Ordinary Shares of IR(pound sterling)1 each and 50,000 "B" Ordinary Shares of IR(pound sterling)1 each. 100 Ordinary Shares have been issued and are held by Ciaran McCourt who holds 50 "A" Ordinary Shares and Margaret Callan who owns 50 "B" Ordinary Shares. Further details of the Company as at the time immediately prior to the execution of this Agreement are set out in
         Schedule 1.

(B) eDiets and Unislim now wish to invest in and operate the Company as a joint venture for the purposes and on the terms set out below. Upon Completion Unislim shall own 40% of the issued share capital of the Company in the form of 80 A Ordinary Shares and eDiets shall own 60% of the Shares issued by the Company in the form of 120 B Ordinary Shares.

(C) Each of the Parties enters into this Agreement in consideration of each of the other Parties entering into this Agreement and accepting the terms, undertakings and covenants contained herein.

IT IS HEREBY AGREED AS FOLLOWS

1.       Definitions and Interpretation

         1.1 In this Agreement and the Recitals, where the context so admits, the following words and expressions shall have the following meanings:

                 "A Director"                     means a Director appointed by
                                                  an A Ordinary Shareholder
                                                  pursuant to Clause 4.1;

                 "Agreed Accounting Policies"     mean such accounting policies
                                                  as may from time to time be
                                                  agreed in writing by the
                                                  Shareholders;

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                 "Ancillary Agreement(s)"         means (i) the Technology
                                                  Licence Agreement of even date
                                                  entered into by eDiets British
                                                  Virgin Islands and the Company
                                                  set out in Schedule 7, (ii)
                                                  the Service Agreement, (iii)
                                                  the Memorandum and Articles of
                                                  Association of the Company,
                                                  and (iv) the Agreement of
                                                  Adherence

                 "Articles of Association"        Means the Articles of
                                                  Association to be adopted by
                                                  the Company in the form of the
                                                  draft attached as Schedule 3
                                                  and any reference to an
                                                  "Article" shall be a reference
                                                  to that article from time to
                                                  time of the Articles of
                                                  Association;

                 "A Ordinary Share"               Means a class A Ordinary share
                                                  of (pound sterling)1 par value
                                                  in the share capital of the
                                                  Company having the rights and
                                                  benefits and being subject to
                                                  the restrictions set out in
                                                  the Articles of Association;

                 "A Ordinary Shareholder"         Means the registered holder of
                                                  one or more A Ordinary Shares;

                 "Associated Company"             Means, in relation to any
                                                  Shareholder, any subsidiary or
                                                  holding company of that
                                                  Shareholder or any other
                                                  subsidiary of any holding
                                                  company as provided for in
                                                  Section 155 of the Companies
                                                  Act, 1963;

                 "B Director"                     Means a Director appointed by
                                                  a B Ordinary Shareholder
                                                  pursuant to Clause 4.1;

                 "Board" Means the Company's board of directors or the Directors present (personally or by their alternates) at any meeting of the Directors duly convened and held;

                 "B Ordinary Share"               Means a class B Ordinary Share
                                                  of (pound sterling)1 par value
                                                  in the share capital of the
                                                  Company having the rights and
                                                  benefits and being subject to
                                                  the restrictions set out in
                                                  the Articles of Association;

                 "B Ordinary Shareholder"         Means the registered holder of
                                                  one or

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                                                  more B Ordinary Shares;

                 "Business"                       Means the business of the
                                                  Company as described in Clause
                                                  3 and such other business as
                                                  the Shareholders may agree
                                                  from time to time (in
                                                  accordance with Clause 4)
                                                  should be carried on by the
                                                  Company;

                 "Business Plan"                  Means at the date of this
                                                  Agreement the Company's
                                                  business plan in the approved
                                                  terms and at any subsequent
                                                  date the most recent business
                                                  plan of the Company approved
                                                  by the Shareholders in
                                                  accordance with Clause 12.3;

                 "Companies Act"                  Means the Companies Acts 1963
                                                  - 1999;

                 "Completion"                     Means completion of the
                                                  matters referred to in
                                                  Schedule 2;

                 "Completion Date"                Means the date hereof (or such
                                                  later date as the Parties may
                                                  agree in writing);

                 "Control"                        Shall be determined by
                                                  reference to the right to
                                                  appoint the majority of the
                                                  Board for the time being;

                 "Deadlock"                       Means any situation which has
                                                  persisted for not less than 60
                                                  days in which,

                                                  (i)     by virtue of a
                                                          substantial
                                                          disagreement amongst
                                                          the Shareholders,
                                                          whether at Board or
                                                          Shareholder level or
                                                          both; or

                                                  (ii)    by virtue of an
                                                          inability to form a
                                                          quorum at any meeting
                                                          or adjourned Board or
                                                          Shareholders' meeting

                                                  a matter which is material to
                                                  the Company or the Business
                                                  cannot be resolved;

                 "Agreement of Adherence"         Means a deed in the form
                                                  attached as Schedule 4
                                                  pursuant to which a successor,
                                                  Representative transferee or
                                                  allottee of Shares agrees to
                                                  be bound by

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                                                  all the terms of this
                                                  Agreement as if it had been a
                                                  signatory;

                 "Director"                       Means any director of the
                                                  Company from time to time;

                 "Parties"                        Means the parties to this
                                                  Agreement and "Party" means
                                                  any one of them including any
                                                  other person who becomes a
                                                  member of the Company and who
                                                  agrees to be bound by the
                                                  provisions of this Agreement
                                                  by executing a Agreement of
                                                  Adherence;

                 "Representative"                 Means, in relation to a
                                                  Shareholder, any person or
                                                  persons who have become
                                                  entitled to his Shares in
                                                  consequence of his death,
                                                  bankruptcy or mental insanity;

                 "Share" Means any share (of whatever class or denomination) in the share capital from time to time of the Company;

                 "Service Agreement"              Means the Service Agreement
                                                  between the Company and Ciaran
                                                  McCourt contained in Schedule
                                                  6;

                 "Shareholder"                    Means any registered holder of
                                                  one or more Shares from time
                                                  to time;

                 "Total Transfer Condition"       Has the meaning given to it in
                                                  paragraph (D) of Schedule 5;
                                                  and

                 "Transfer Notice"                Has the meaning given to it in
                                                  paragraph (D) of Schedule 5.

         1.2 Words and phrases the definitions of which are contained or referred to the Companies Act shall be construed as having the meaning thereby attributed to them.

         1.3 References to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed

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                 as including references to the sections of the previous
                 legislation from which the consolidating legislation has been prepared.

         1.4 References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, notated or replaced from time to time;

         1.5 References in this Agreement to Recitals, Clauses, paragraphs and Schedules are to clauses and paragraphs in and recitals and schedules to this Agreement. The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

         1.6 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

         1.7 References to the Shareholders include their respective successors and permitted assigns.

         1.8 References to persons shall include any individual, any form of body corporate, unincorporated association, firm, partnership, joint venture, consortium, association, organization or trust (in each case whether or not having a separate legal personality).

         1.9 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

         1.10 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the Shareholders and a copy of which has been signed for the purposes of identification by or on behalf of the Shareholders.

2.       Completion

         On the Completion Date the Parties will implement the provisions of
         Schedule 2.

         If, in any respect, any of the provisions of Schedule 2 are not complied with on the Completion Date by any of the Parties, the remaining Party (other than the Company) may at its option defer Completion (and so that the provisions of this Clause shall apply to Completion as so deferred).

3.       The Business

3.1      (a)     The Parties shall procure that the Business of the Company and any subsidiaries of the Company shall be the provision of slimming, dietary, health, beauty, and related goods and services and any other services which the Parties may agree from time to time via a variety of electronic media described in Clause 3.2 ("the Services") in the Territory.

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         (b)     The Territory of the Business comprises the United Kingdom,
                 Ireland, the Isle of Man, the Channel Islands, Netherlands, Germany, Switzerland, Austria, Australia and New Zealand and the parties acknowledge that they will procure the establishment of either a subsidiary of the Company or a parallel company owned by the Parties in the same proportion as the parties own the Company on the date hereof to exploit the Services in the Territory.

         (c) If and whenever a Party wishes or intends to establish a similar business to the Business or which competes directly or indirectly with the Business in or to other places listed at the end of this paragraph, such Party shall notify the other Party of such wish or intent. Following such notification, the parties may, but shall not be obliged to, discuss the possibility of the Parties and or the Company or a subsidiary or a parallel company owned by the Parties in the same proportion as the parties own the Company on the date hereof providing the Services in such other places:

                 - Iceland, Norway, Sweden, Finland, Denmark, the Faroes, Greenland
                 -       France, Belgium, Luxembourg,
                 -       Spain
                 -       Portugal
                 -       Italy, Romania,
                 -       Hungary
                 - Poland, Czech Republic, Slovakia, the Republics of the present and former Yugoslavia
                 -       Greece, Cyprus

         (d) Notwithstanding anything in this Agreement, the Parties shall procure that the Business of the Company is not targeted to:

                 - the Americas (by which is included North, Central and South America, Bermuda, the islands of the Caribbean, the Pacific States, dependencies and possessions of the United States)

3.2 The Services may be made available, published, streamed distributed, licenced, copied or otherwise delivered in any manner by the Company via any medium including without limitation the Internet, intranets, extranets, mobile phones, GSM mobile phones, WAP mobile phones, 3G mobile phones, databases, interactive television, digital media services, electronic media services, any platforms, or any networks (including, without limitations telecommunications, wireless, radio, television, cable, satellite, terrestrial networks) currently in existence of which may be developed in the future (the "Electronic Medium").

3.3 eDiets shall provide the Technology (as defined in the Technology Licence Agreement) to the Company in accordance with the Technology Transfer Licence Agreement which forms part of the Ancillary Agreements.

3.4 Unislim shall provide nutrition expertise, localized content, and marketing expertise for the European Markets and Customer Care and Support to the Company.

3.5 The Business shall be conducted in accordance with the Business Plan from time to time unless otherwise agreed by the Parties.

4.       Directors

4.1 The maximum number of Directors shall be 5. The A Ordinary Shareholder shall be entitled to appoint 2 A Directors and the B Ordinary Shareholder shall be entitled to appoint 3 B Director's and at any time to require the removal or substitution of any Director so appointed by it or them. The first Directors shall be:

         Ciaran McCourt                            (A Director)
         Agnes Mc Court                            (A Director)
         James Myers                               (B Director)
         David Humble                              (B Director)
         Christine M. Brown                        (B Director)

                 Ciaran McCourt shall be the Chairman of the Board of Directors.

4.2 The A Ordinary Shareholder may appoint or remove a Director appointed by him by depositing written notice at the Company's registered office and by sending a copy of the same to the other Shareholder.

4.3 In the event that any Shareholder disposes of all its Shares, such Shareholder shall procure the resignation of the Directors at the time holding office by reason of their nomination by such Shareholder.

4.4 Any Shareholder removing a Director in accordance with this Clause 4 and the relevant provisions of the Articles of Association shall be responsible for and shall hold harmless the other Shareholder and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings including, but without prejudice to the generality of the foregoing, legal costs actually incurred.

4.5 The Board shall meet in Ireland not less than once in every 3 months in accordance with and subject to the Articles of Association. Any Director may attend a board meeting via telephone. At each meeting of the Board and in respect of each resolution proposed to the Board or at a meeting of the Board each Director shall have 1 vote. Subject to Clause 5, all resolutions of the Board shall be passed by simple majority vote.

4.6 Unless waived by all the Directors, not less than 7 clear days' notice of all meetings of the Board shall be given to each Director and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the same. Within no more than 10 days after each such meeting, a copy of the minutes of that meeting shall be delivered to each Director.

4.7 The Directors shall elect one of their number to be chairman of the Company.

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4.8      No meeting of the Board or of any committee thereof may proceed to business nor transact any business unless a quorum is present at the start of and throughout such meeting. A quorum of the Board shall be 1 A Director and 1 B Director present in person or by telephone or represented by an alternate. In the event of any equality, the B Director shall have the casting vote. In the event that a quorum of the Directors is not so present at the start of and throughout a duly convened Board or committee meeting, that meeting shall be adjourned by the chairman to a day not earlier than 7 days from the date of such meeting to the same time and place on the same day in the next week and a quorum at such adjourned meeting shall consist of such Directors as are present in person or represented by their alternates, provided that 7 days' notice of the meeting has been given to all the Directors (or where appropriate) their alternates.

4.9 Each Director may, in accordance with and subject to the Articles of Association, appoint an alternate to represent him at meetings of the Board which he is unable to attend. Such alternate shall be entitled to attend and vote at meetings of the Board and to be counted in determining whether a quorum is present without the need for such alternate to be approved by the Directors. Each alternate director shall have one vote for every Director whom he represents.

4.10 Subject only to Clause 5.1, a resolution of the Board shall be validly passed if the text of the resolution has been signed or approved by each Director in accordance with the Articles of Association. Such resolution shall be sent to each Director and shall require a response within a period specified in the notice of such resolution, being not less than 10 days after its date of dispatch and no resolution shall take effect until the expiry of such period unless a majority of the Board has waived this requirement. Any Director who does not reply to such resolution within the period specified shall be deemed to have voted for such resolution and for the purpose of this clause each director irrevocably appoints any member of the Board as his attorney in his name and on his behalf to execute any such resolution.

4.11 The first managing director of the Company shall be Ciaran McCourt. The Service Agreement in the agreed form set out in Schedule 6 between the Company and Ciaran McCourt shall be executed as part of the Completion. The managing director shall have the responsibilities delegated to him by the Board and shall report back to the Board at each Board Meeting and as may be otherwise requested.

4.12 Subject only to Clause 5.1, the business of the Company shall be managed by the Board which may delegate any of its powers, including the day-to-day running of the Business, to the managing director or to a committee or committees consisting of such Directors as it thinks fit. The managing director or any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board. If the Board so authorizes or requests, auditors, consultants, advisers and employees shall be permitted to attend and speak at meetings of the Board, but not to vote.

4.13 The remuneration (if any) of the Directors (including the Managing Director) shall be determined by, and subject to the unanimous approval of, the Shareholders.

4.14 Should the Managing Director be prevented from fully carrying out his duties under this Agreement or the Service Agreement at any time due to illness or other incapacity for a period exceeding one (1) calendar month, the Board shall be entitled to appoint a temporary replacement-managing director. The temporary replacement-managing director shall remain in office until the Managing Director is in a position to fully resume his duties.

5.       Management of the Company

5.1 Following Completion and save as otherwise provided in this Agreement, the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company and/or the Board shall not, without the prior written approval of the A Ordinary Shareholder and the B Ordinary Shareholder:

         5.1.1 except as provided in this Agreement, make or agree to make any change to the authorized or issued share capital from time to time of the Company or grant any option over or interest in, or issue any instrument carrying rights of conversion into, any other security or share of the Company or redeem or purchase any of its own shares or effect any other re-organization of its share capital;

         5.1.2 permit the registration of any person as a shareholder (whether by way of subscription or transfer) other than as permitted by this Agreement;

         5.1.3 make any change to the Company's Memorandum or Articles of Association;

         5.1.4 create or, where appropriate, issue any fixed or floating charge, debenture, lien (other than a lien arising by operation of law or in the ordinary course of business) or other mortgage, encumbrance or security over the whole or any part of the undertaking, business, property or assets (tangible or intangible) of the Company except for the purpose of securing the indebtedness of the Company to its bankers for sums not exceeding (pound sterling)50,000 borrowed in the ordinary and proper course of the Business;

         5.1.5 permit the Company to incur any indebtedness in excess of (pound sterling)50,000 in the aggregate outstanding or increase the total amount of its borrowings to a figure greater than that provided in the Business Plan;

         5.1.6 make any loan or advance or give any credit (other than normal trade credit or other than on normal banking terms for unsecured overdraft facilities) in excess of (pound sterling)3,000 to any person including any "connected person" as defined in Section 26 of the Companies Act, 1990);

         5.1.7 give any guarantee, indemnity or security to secure the liabilities or obligations of any person or corporation;

         5.1.8 sell, transfer, lease, assign, dispose of or part with control of any interest in all or any material part of the undertaking, business, property or assets (tangible or intangible) of the Company (whether by a single transaction or a series of transactions) or contract to do so or acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein which would, following such acquisition or, as the case may be, prior to such acquisition, constitute a material part of the business, property or assets of the Company (and for these purposes any part accounting for, or which would following such acquisition by the Company account for, 20% or more of the consolidated profits, turnover or net asset value of the Company shall be deemed material). For these purposes the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into;

         5.1.9 set up or close down any branch or office or create, acquire or dispose of any subsidiary or of any shares or any security or any interest in any subsidiary;

         5.1.10 enter into any partnership or profit sharing agreement or joint venture with any person;

         5.1.11 approve the annual draft business plan, budget and capital expenditure programmeme or make any substantial alteration to the Business Plan including any change to the nature and/or geographical area of the Business;

         5.1.12 acquire, purchase or subscribe for any shares, loan stock, debentures, mortgages or securities (or any interest therein) or any other interest in any person;

         5.1.13 grant any power of attorney, delegate directors' powers (other than as provided in this Agreement) or fail to comply with any guidelines or directives issued by the Board which are consistent with the remainder of this Agreement;

         5.1.14 make any composition or arrangement with its creditors, move for insolvency, receivership or examinership or do or permit or suffer to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

         5.1.15 declare or make any dividend or other distribution in cash or in specie and whether out of revenue profits, capital profits or capital reserves;

         5.1.16 commence the prosecution or defense of, or settle, any legal or arbitration proceedings other than routine debt collection;

         5.1.17 take or agree to take any leasehold interest in, or licence over, any land;

         5.1.18 establish, cancel, or vary the terms of any pension, retirement schemes, profit sharing, share option, profit related, bonus or incentive scheme;

         5.1.19 enter into, effect or vary any claim, disclaimer, surrender, election or consent for tax purposes;

         5.1.20 change its name or trade under any corporate or trade name other than eDiets Europe Limited;

         5.1.21 change its financial year, auditors, solicitors or registered office;

         5.1.22  factor or assign any of its book debts;

         5.1.23 open or close any bank account or change the terms of the mandate of any bank account of the Company;

         5.1.24 adopt the annual accounts or, otherwise than as required by law, amend the Agreed Accounting Policies;

5.2 As a separate and independent undertaking, the Company agrees with each Shareholder that it shall (so far as it is legally able to do so) observe and comply with the prohibitions and restrictions in this Clause 5.

6.       Finance

6.1 The Shareholders shall use all reasonable endeavors to raise additional capital from third parties to meet the capital requirements of the Company without obligation to provide additional money.

7.       Transfer of Shares

7.1      No transfer of any Share to a third party shall be registered unless:

         7.1.1 the proposed transferee (if not already bound by the provisions of this Agreement) has entered into a Agreement of Adherence; and

         7.1.2 such transfer is made in compliance with this Clause 7 and the provisions contained in Schedule 5; and

         7.1.3 except where the transfer is in accordance with Clause 7.2, the transferor assigns and the transferee accepts an assignment of the benefit of all or, in the case of a transfer of part of the Shares of a Shareholder such proportionate part, of the loans made to the Company by the transferor or any of its Associated Companies and for the time being outstanding and assumes all the obligations of the transferor in respect of all, or such proportionate part, of any guarantee given by the transferor on behalf of the Company and no Shareholder shall otherwise sell, transfer or dispose of any Share or Shares or any interest therein or create any third party interest in respect thereof.

7.2 Notwithstanding Clause 7.1, the Parties agree that a transfer of Shares to a transferee who is and remains a wholly-owned subsidiary of the ultimate holding company of the transferor Shareholder shall be permitted provided that:

         7.2.1 the obligations of the transferor Shareholder under this Agreement will remain unaffected by the proposed transfer;

         7.2.2 the transferee executes a Agreement of Adherence contemporaneously with such transfer; and

         7.2.3 the Shares will be re-transferred to the original transferor Shareholder or such other transferee that is and remains a wholly-owned subsidiary of the ultimate holding company of the original transferor Shareholder immediately upon the transferee ceasing to be a wholly-owned subsidiary of such ultimate holding company and failure to so re-transfer such Shares within 14 days of the transferee ceasing to be such a wholly-owned subsidiary shall result in a Deemed Transfer Notice (as defined) in paragraph (C) of Schedule 5) in respect of all the Shares held by the transferee shareholder being deemed to be immediately given.

         Each Shareholder shall provide to the other such information as the other may reasonably require to ascertain that the transferee has not ceased to be such a wholly owned subsidiary.

7.3 The Shareholders will procure that the Directors shall register any transfer of Shares which complies with the provisions of this Clause and Schedule 5.

8.       Undertakings not to Compete

8.1 Subject to Clause 16 of this Agreement, each of the Shareholders undertakes to and with the Company and the other Shareholder respectively that for as long as it or its nominee owns any Shares and for a period of 2 years thereafter ("the Period") it will not and it will procure that none of its key employees or Associated Companies shall:

         8.1.1 in the Territory, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise in carrying on any business similar to or competing with the Business;

         8.1.2 either on its own account or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away from the Company the custom of any person who is or has at any time within two years prior to the expiry of the Period been a customer, client, identified prospective customer or client, agent or correspondent of the Company or in the habit of dealing with the Company;

         8.1.3 either on its own account or in conjunction with or on behalf of any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from the Company any person who is or shall have been at the date of or within one year prior to the expiry of the Period an officer, manager, consultant or employee of the Company whether or not such person would commit a breach of contract by reason of leaving such employment;

         8.1.4 do or say anything which is detrimental to the reputation of the Company or which may lead any person to cease to deal with the Company on substantially equivalent terms to those previously offered or at all;

         8.1.5 do or omit to do any matter, act or thing which is in breach of any Ancillary Agreement or of any outstanding obligations pursuant to any Ancillary Agreement.

8.2 Each and every obligation under this Clause shall be treated as a separate obligation and shall be severally enforceable as such, and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts as are unenforceable shall be deleted from this Clause, and any such deletion shall not affect the enforceability of all such parts of this Clause as remain not so deleted.

8.3 While the restrictions contained in this Clause are considered by the Parties to be reasonable in all the circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void, invalid or illegal as going beyond what is reasonable in all the circumstances for the protection of the interest of the Parties but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

9.       Deadlock

9.1 In the event of a Deadlock, each Shareholder shall, within 7 days of such Deadlock having arisen, cause its appointees on the Board to prepare and circulate to the other Shareholders a memorandum setting out its position on the matter in dispute and its reasons for adopting such position. Each such memorandum shall be considered by the respective Shareholder who shall meet together within 7 days of receipt of the memoranda and use their reasonable endeavors to resolve the Deadlock.

9.2 If they do so agree, they shall jointly issue a statement setting out the terms of such agreement and each Shareholder shall exercise the voting rights and other powers of control available to it in relation to the Company to procure that the terms of such agreement are implemented and the Company shall do all things within its power to implement such terms.

9.3 If they do not so agree within 14 days of referral of the matter to them, then for a period of 14 days thereafter (the "Option Period") any Shareholder (the "Initiating Shareholder") shall be entitled to serve a Transfer Notice in respect of all (but not part only) of the Shares held or beneficially owned by it and the provisions of Schedule 5 shall apply thereto save that:

         9.3.1 the Transfer Notice shall be expressed to be made pursuant to this Clause;

         9.3.2 notwithstanding the provisions of paragraph (F) of Schedule 5, the Transfer Notice shall be irrevocable; and

         9.3.3 the Transfer Notice shall either specify a price per Share or shall specify that the price is to be determined in accordance with paragraph (F) of Schedule 5.

9.4 In the event that more than one Transfer Notice is served on the same day, the Transfer Notice which contains the highest price shall be the operative Transfer Notice, but in the event that one of the Transfer Notices does not specify a price, the first to be received by the Company shall be the operative Transfer Notice.

9.5 If after the procedure in Schedule 5 has been complied with, the other Shareholder has not purchased all the Shares the subject of the Transfer Notice but the Deadlock still persists, then the Transfer Notice shall be of no further force and effect and the Initiating Shareholder shall be entitled for a period of 21 days thereafter (the "Purchase Period") to give notice (the "Purchase Notice") to the other Shareholder that it shall buy all the Shares (other than those originally subject to the Transfer Notice in Clause 9.3) at the price per Share specified in the Transfer Notice or determined in accordance with paragraph (F) of Schedule 5. Such sale and purchase shall be completed within 14 days of the Purchase Notice having been given and the provisions of paragraphs (M) to (R) (inclusive) of Schedule 5 shall apply mutatis mutandis to such sale and purchase.

9.6 If either no Transfer Notice is served within the Option Period or the provisions of Clause 9.5 apply but no Purchase Notice is served within the Purchase Period and at the end of the relevant period, the Deadlock persists, the Shareholders shall, if the Initiating Shareholder so requests, pass a special or extraordinary resolution to place the Company in members' voluntary liquidation.

9.7 If at the Extraordinary General Meeting referred to in Clause 9.6, no resolution is carried in relation to the matter from which the Deadlock arose by reason of an equality of votes for and against any proposal for dealing with such matter, the Shareholders shall vote in favor of the special or extraordinary (as the case may be) resolution for winding up the Company.

9.8 If this Agreement is terminated pursuant to the provisions of this Clause 9, the Ancillary Agreement(s) shall be deemed to be terminated in accordance with the relevant provisions thereof.

10.      No Termination by Notice

10.1 Subject to the provisions of this Clause 10 and Clause 11, this Agreement shall continue in force indefinitely.

10.2 Unislim and eDiets shall agree in writing on or before each anniversary of the launch of the Company website the projected number of subscribers to the Company's website and the projected revenue per subscriber for the following 12 months ("the Milestones").

10.3 The Milestones for the 12 months commencing on the date of the launch of the Company website hereof shall be US$600,000 of gross revenue generated (gross of VAT), whether generated through membership subscriptions, other means, or a combination of both.

10.4

         10.4.1 eDiets and Unislim shall use all reasonable commercial endeavors to achieve the Milestones. Notwithstanding the foregoing sentence, if the Company fails to achieve at least 75% of the us US$600,000 gross revenue referred to in Clause 10.3, eDiets or Unislim may serve a seven months termination notice of this Agreement to the other and the Company. If the Company achieves 75% or more of such gross revenue for the previous year during the initial six months of the said seven-month period, such termination notice shall be automatically withdrawn and revoked by the shareholder that issued the said notice. If the Company fails to achieve 75% or more of said gross revenue for the previous year during the said initial six-month period, the party who has served the termination notice may terminate the Agreement immediately upon expiration of the seven-month notice of termination.

         10.4.2 Notwithstanding the provisions of clause 10.4.1 above, if, during the initial year of this Agreement, it is the reasonable opinion of both eDiets and Unislim that the joint venture is not successful, both eDiets and Unislim shall have the right to mutually terminate this Agreement with immediate effect.

         10.4.3 In the event of such termination under clauses 10.4.1 or 10.4.2 above, the terminating party shall be obliged to purchase the shares of the other Shareholders at a price agreed by the Shareholders or, in the event of a failure to agree, at 70% of the fair value of the relevant shares as determined by an Expert where "fair value" and "Expert" have the meanings defined in paragraph (F) of Schedule 5.

 10.5 eDiets and Unislim shall use all reasonable commercial endeavors to agree the Milestones. Both parties hereby agree that Milestones for subsequent years of this Agreement shall at least, be on a par with the Milestones set for the year immediately preceding the year for which Milestones are being agreed. Both parties hereby agree that any increases to the Milestones shall inter alia, take into account and reflect gross increases applicable to the online diet industry.

10.6 Notwithstanding the previous provisions of this clause 10, the parties shall review the Business Plan on a regular basis.

11.      Termination on Breach

11.1 This Agreement shall forthwith terminate with respect to a Shareholder (in this Clause referred to as the "Defaulter"), upon written notice ("Termination Notice") to it by the other Shareholder after it has received actual (not constructive) notice of the occurrence of any of the following events:

         11.1.1 if the Defaulter ceases or threatens to cease to carry on its business or any substantial part thereof or changes or threatens to change the nature or scope of its business or if the Defaulter disposes of, or threatens to dispose of, or any governmental or other authority expropriates, or threatens to expropriate, all or any substantial part of its business or assets PROVIDED THAT this Clause shall not apply to a bona fide re-organization or reconstruction of the Defaulter whilst solvent on terms approved by the other Shareholder (such approval not to be unreasonably withheld or delayed);

         11.1.2 if the Defaulter is in breach of its obligations hereunder (or under any Ancillary Agreement) and such breach, if capable of remedy, has not been remedied to the satisfaction of the other Shareholder at the expiry of 30 days following written notice to that effect having been served on the Defaulter or by the other Shareholder indicating the steps required to be taken to remedy the failure during such 30 day period;

         11.1.3 if the Defaulter persistently withholds its consent in relation to any matter set out in Clause 5.1 frivolously or vexatiously in such a way as substantially to jeopardize the business or operations of the Company;

         11.1.4 if at any time hereafter there is a change in Control of the Defaulter except within the group of companies of which the Defaulter is a member at the date hereof.

11.2 Upon termination of this Agreement pursuant to Clause 11.1, the provisions of this Agreement (other than Clauses 8, 15 and 17) shall cease to have effect save as may be necessary to give effect to the remaining provisions of this Clause or in relation to any antecedent claims which may have arisen between the Parties.

11.3 If this Agreement is terminated pursuant to Clause 11.l, the Shareholder not in default shall (without prejudice to its other rights and remedies) have the right:

         11.3.1 to require the Defaulter to purchase all, but not less than all, of its Shares at any time during the period of 6 months from the date of the Termination Notice. Upon the expiry of such 6 month period, such put option (the "Put Option") shall lapse if not previously exercised; or

         11.3.2 to purchase all but not less than all of the Defaulter's Shares at any time during the period of 6 months from the date of the Termination Notice. Upon the expiry of such 6-month period, such call option (the "Call Option") shall lapse if not previously exercised.

 11.4 The Put and Call Options in favor of the Shareholder not in default (in this Clause hereinafter referred to as the "Beneficiary") shall be exercised by the Beneficiary serving on the Defaulter written notice (an "Option Notice") of its wish to exercise the relevant option. The Option Notice shall specify the number of Shares in respect of which the option is exercised and shall not be revocable by the Beneficiary otherwise than with the consent in writing of the Defaulter. Upon service of an Option Notice, the Defaulter shall become bound to buy or (as the case may be) to sell the Shares specified therein at the price and in accordance with the terms set out in Clauses 11.5 and 11.6.

 11.5 The price at which such purchase or sale shall take place shall be 80% of the fair value of the relevant Shares, determined in the same manner as provided in paragraph (F) of Schedule 5 as if a Transfer Notice had been served in respect of the relevant Shares provided that in the case of purchase of the Defaulter's Shares, the valuation shall take into account the effect (if any) on the Business of the event of default which has entitled the Beneficiary to serve the Option Notice and provided further that, in the case of a termination pursuant to Clause 11.1.4, there shall be deducted from the fair value the proportionate share of the further finance (together with accrued interest thereon) not paid by the Defaulter, which proportionate share shall be paid to the Company by the Beneficiary as soon as reasonably practicable after completion pursuant to Clause 11.6.

11.6 Completion of the purchase or sale pursuant to an Option Notice shall take place no later than 14 days after the date on which the fair value applicable thereto shall have been determined.

12.      Undertakings regarding the Operations of the Company

12.1 The Company undertakes to each of the Shareholders that, and each of the Shareholders shall procure that, it shall

         12.1.1 maintain with a well established and reputable insurer adequate insurance against all risks usually insured against by companies carrying on the same or similar business to the Business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

         12.1.2 keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to the Business; such books of account and all other records and documents relating to the business affairs of the Company shall be open to inspection by each of the Shareholders during normal business hours and on reasonable prior notice and they shall be permitted to take and remove copies thereof;

         12.1.3 provide each Shareholder within 4 weeks of the end of each calendar month with management accounts for such month in a form acceptable to the Shareholders together with a report on product development, sales, marketing, finance and such other areas as either Shareholder may require, prepared by the Company's management;

         12.1.4 prepare such accounts in respect of each accounting reference period as are required by statute such accounts being prepared on an historical cost basis and using the Agreed Accounting Policies and procure that such accounts are audited as soon as practicable and in any event not later than 4 months after the end of the relevant accounting reference period; and

         12.1.5 keep each of the Shareholders fully informed as to all its financial and business affairs and in particular shall provide each of the Shareholders with full details of any actual or prospective material change in such affairs as soon as such details are available.

12.2 The Shareholders shall procure that not later than 30 days before the beginning of each financial year, the Board prepares and delivers to them a draft business plan, incorporating the proposed annual budget and cash flow forecast for the next financial year.

12.3 The Shareholders shall within such 30-day period approve the draft business plan, subject to any amendments which they deem appropriate, whereupon it shall become the Business Plan for that financial year.

12.4 At any time during a financial year, the Board may propose to the Shareholders changes to the Business Plan, to which they shall respond within 30 days of receipt of each such proposal.

13.      Distribution Policy

13.1 The Board shall determine the dividend policy of the Company in accordance with Clause 5.1.15.

14.      Pre-Agreement Company Liabilities

14.1 Unislim represents to eDiets and the Company that the Company has not traded up to the date hereof.

14.2 If and to the extent that any liability has attached or in the future attaches to the Company by reference to any act, omission, matter or thing occurring prior to the execution of this Agreement, Unislim will indemnify eDiets and the Company against all loss and damage and all actions and proceedings, costs, damages, expenses, claims and demands arising.

15.      Confidentiality

15.1 Each Shareholder and the Company undertakes to each other Party that it will not and will procure that its respective officers, employees, agents, subsidiaries and other persons which it controls and the respective officers, employees and agents of each such person together with their respective advisers, will not during the period of this Agreement, and after its termination (for whatever reason):

         15.1.1 use or divulge to any person, or publish or disclose or permit to be published or disclosed to any person, any secret or confidential information relating to the Company or the other Shareholder which it has received or obtained, or may receive or obtain, (whether or not, in the case of documents, they are marked as confidential) except in the proper course of the provision of services on behalf of the Company on a need to know basis only; and/or

         15.1.2 other than as required by the Company, retain, duplicate or remove from the premises of the Company information relating to the Company or any Shareholder in whatever form (whether written, or recorded in some other form, or oral) which is supplied by the other party to it or which comes to its notice during the period of this Agreement

         PROVIDED THAT the obligations of this Clause shall not apply to any information:

         (i) which the recipient can reasonably demonstrate is in the public domain without a breach of this Agreement or any other agreement or confidence as evidenced by a written statement of authorized signatory;

         (ii) which is required to be disclosed by law, pursuant to a court order or by any recognized stock exchange or governmental or other regulatory body when the Party concerned shall, if practicable, supply an advance copy of the required disclosure to the other Parties and incorporate any additions or amendments reasonably requested by them and/or to allow such other Party to take such other action to prevent such disclosure;

         (iii) which is disclosed by any Party to a potential purchaser of all or any of its Shares which is not a competitor of the Company and which has entered into obligations of confidentiality similar to those contained in this Clause.

15.2 For the purposes of this Clause 15, "information" includes, without limitation, the following:

         15.2.1 information concerning the affairs or property of another Party or any business property or transaction in which they may be or may have been concerned or interested;

         15.2.2 the names and addresses of any client of the Company and of another Party;

         15.2.3  information on the terms and contents of this Agreement;

         15.2.4 information relating to the business methods of the Company and of another Party.

         15.2.5 the intellectual property, business plans, studies, analyses, reports, diagrams, business operations, strategies and any other matters relating to the business and property of the other Party.

16.      Mutual Co-operation

16.1 The Parties acknowledge that nothing in this Agreement shall limit, affect or restrict:

         (a) a Party engaging in the Business targeted to places outside the Territory;

         (b) without affecting paragraph (a), eDiets operating its eDiets.com website provided eDiets will inform existing customers within the Territory about the Business and provided eDiets does not target or accept future customers within the Territory;

         (c)     without affecting paragraph (a), Unislim:

                 (i) operating its existing information-based website and business, as at present; or

                 (ii) continuing to operate its offline membership and weighing programmeme in Ireland.

16.2 Each of the Parties agrees to use its best reasonable endeavors to promote the business and profitability of the Company, and in particular eDiets and Unislim will place hyperlinks on their respective websites to the website(s) of the Company with reasonable prominence provided that nothing in this clause will compel a Party (other than the Company) to do any act or thing which in the sole opinion of such Party would be contrary to the interests of that Party.

16.3 Each of the Parties shall do and execute or procure to be done and executed all such acts, deeds, documents and things as may be within its power including in relation to the Shareholders, (without prejudice to the generality of the foregoing) the passing of resolutions (whether by the Board or in general meeting or any class meeting of the Company) to give full effect to this Agreement and to procure that all provisions of this Agreement are observed and performed.

16.4 Each of the Shareholders agrees with the other that this Agreement is entered into between them and will be performed by each of them in a spirit of mutual cooperation, trust and confidence and that it will use all means reasonably available to it (including its voting power whether direct or indirect, in relation to the Company) to give effect to the objectives of this Agreement and to ensure compliance by the Company with its obligations.

17.      Restrictions on Announcements

         Each of the Parties undertakes that it will not (save as required by law or any applicable regulatory body) make any announcement in connection with this Agreement unless the other Parties shall have given their respective prior written consents to such announcement (which consents may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions)

18.      No Partnership

         Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between the Parties and none of the Parties shall have any authority to bind or commit any other Party.

19.      Conflict with Articles of Association

         The Shareholders hereby agree that if and to the extent that the Articles of Association conflict with the provisions of this Agreement, this Agreement shall prevail for so long as it is in force to regulate the way in which they exercise their respective voting rights as shareholders of the Company and each Shareholder shall take all such further steps as may be necessary or requisite to ensure that the provisions of this Agreement shall prevail.

20.      Remedies

         Each Party acknowledges and agrees that if any of them shall breach the representations, indemnities, covenants, agreements, undertakings, and obligations (for the purposes of this Clause referred to as the "Agreed Terms") on each of their parts contained in this Agreement, damages may not be an adequate remedy in which case the Agreed Terms shall be enforceable by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction may see fit.

21.      Costs

         Each Party shall pay its own costs and disbursements of and incidental to the preparation and execution of this Agreement.

22.      Assignment

         Save as otherwise provided herein, the benefits and obligations conferred by this Agreement upon each of the Parties are personal to that Party and shall not be, and shall not be capable of being, assigned, delegated, transferred or otherwise disposed of save with the written consent of each of the other Parties save an assignment to a permitted transferee of that Party's Shares which has complied with Clause 7 and Schedule 5.

23.      Entire Agreement

         This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof. Each of the Parties acknowledges that it is not relying on any statements, or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement.

24.      Variation

         No variation or amendment to this Agreement shall be effective unless in writing signed by authorized representatives of each of the Parties.

25.      Notices

         Any notice required to be given by any Party to any other Party shall be deemed validly served by hand delivery or by prepaid registered letter sent through the post to its address given herein or such other address as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have been served on delivery and any notice served by prepaid registered letter shall be deemed to have been served 48 hours after the time at which it was posted. In proving service it shall be sufficient to prove that the notice was properly addressed and delivered or posted, as the case may be.

26.      Waiver

         No failure of any Party to exercise, and no delay in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

27.      Severability

         If any provision or part of a provision of this Agreement or its application to any Party, shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect. The Parties shall then negotiate in good faith in order to agree terms of a mutually satisfactory provision to be substituted for the provision found to be void, invalid or unenforceable.

28.      Counterparts

         This Agreement may be entered into on separate engrossments, each of which when so executed and delivered shall be an original but each engrossment shall together constitute one and the same instrument and shall take effect from the time of execution of the last engrossment.

29.      Completion

         All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

30.      Governing Law

         This Agreement shall be governed by and construed in accordance with Irish Law and the Parties submit to the exclusive jurisdiction of the Irish Courts for the purpose of enforcing any claim arising hereunder.

                                   SCHEDULE 1

                             Details of the Company

Name:            EDIETS EUROPE LIMITED

Registered Number:        329476
Registered office:        49 Lower Dorset Street, Dublin 1
Date of incorporation:    28 June 2000
Authorized Share Capital: (pound sterling)100,000 divided into 50,000 A ordinary shares of (pound sterling)1 each and 50,000 B ordinary
                          shares of (pound sterling)1 each
Issued Share Capital:     (pound sterling)100

Shareholder                                           Number of Shares
- -----------                                           ----------------
Ciaran McCourt                                        50 A Ordinary
                                                      Shares

Margaret Callan                                       50 B Ordinary
                                                      Shares

Auditors:                 Farrell Grant Sparks

Directors:                Ciaran McCourt
                          Margaret Callan

Secretary:                Ciaran McCourt

                                   SCHEDULE 2

                                   Completion

1. On the Completion Date the Parties will procure that a meeting of the Board shall be held to approve and pass resolutions substantially in the form specified in draft minutes in the approved terms;

2. The Parties will procure that an Extraordinary General Meeting of the Company shall be convened and that the resolutions specified in the draft notice of meeting of the Company in the approved terms shall be proposed and passed at such meeting, such proposed resolutions including the adoption of the new Memorandum of Association and the Articles of Association referred to in the said resolution and attached as Schedule 3;

3. Subject to the resolutions referred to in 2 above being proposed and duly passed:

         (i) Unislim shall deliver to the Company an unconditional application in writing for the allotment to it for cash at par 30 A Ordinary Shares, such application being accompanied by a banker's draft for (pound sterling)30 and the Company shall accept such subscription;

         (ii) eDiets shall deliver to the Company an unconditional application in writing for the allotment to it for cash at par 70 B Ordinary Shares, such application being accompanied by a banker's draft for (pound sterling)70 and the Company shall accept such subscription;

         (iii) Unislim shall accept the transfer to it of 50 subscriber shares nil paid redesignated as an A Ordinary Share and shall pay (pound sterling)50 to the Company in full payment for the said Share and the Company shall credit such Share as fully paid;

         (iv) eDiets shall accept the transfer to it of 50 subscriber shares nil paid redesignated as a B Ordinary Share and shall pay (pound sterling)50 to the Company in full payment for the said Share and the Company shall credit such Share as fully paid; and

         (v)     Unislim shall make the following cash advances to the Company:

                 Unislim: $250,000 less vouched expenses (as agreed on the date hereof by the parties) incurred by Unislim Ireland Limited and Unislim Clubs Limited to the date of completion such loans shall be interest-free and shall be repayable at such time as the Board shall determine provided always that such repayments of such loans shall be made to the Shareholders pro rata to the amounts of such loans from time to time outstanding.

4. Subject to completion of the matters referred to in 3 above, the Parties shall procure that:

         (i) the bankers of the Company shall be Allied Irish Bank and the Parties shall procure that a corporate current account be opened with such bank at its branch at 140 Lower Drumcondra Road, Dublin 9;

         (ii)    the Solicitors of the Company shall be Arthur Cox;

         (iii)   the accounting reference date of the Company shall be 31
                 December;

         (vi) Mr. Ciaran McCourt and Agnes McCourt as initial nominee of Unislim and Mr. James Myer and Mr. David Humble and Christine
                 M. Brown as initial nominees of eDiets shall be appointed A and B Directors respectively; and

         (vii) the Parties who are also parties to the Ancillary Agreement(s) shall enter into the same and the Shareholders shall procure that the Company does so.

                                   SCHEDULE 3

                           The Articles of Association

                                   SCHEDULE 4

                             Agreement of Adherence

DATE:

By this Agreement I/we
having our registered office at
of
intending to become a shareholder of [                 ] Limited ("the Company")
hereby agree(s) with the Company and each of its shareholders to comply with and
to be bound by all of the provisions of a Shareholders' Agreement dated [      ]
2000 between the Company, [                 ] and [                ] (a copy of
which has been delivered to me/us and which I/we have initialed and attached hereto for identification) in all respects as if I/we was/were a party to such Agreement and were named therein as a Shareholder and a Party and on the basis that references therein to each of Shareholder and Party include a separate reference to me/us together with all the benefits and obligations of the transferring shareholder pursuant to, arising out of or in any related to or connected with the Agreement.

EXECUTED AS A DEED

                                   SCHEDULE 5

                             Pre-Emption Provisions

(A) The Directors in their absolute discretion and without assigning any reason therefore may decline to register any transfer of Shares on which the Company has a lien or which are not fully paid. The Directors shall not register a transfer to a person who is known to them to be an infant, bankrupt or person of unsound mind provided that the Directors shall not be bound to enquire into the age or soundness of mind of any transferee or whether or not he is a bankrupt.

(B) Subject to any agreement between all of the Shareholders, no sale, transfer or disposal of any Shares or any interest in any Shares shall be made by a Shareholder except in compliance with the following provisions of this Schedule and no Shareholder shall otherwise sell, transfer or dispose of any Share or any interest therein, or create any Third Party Interest in respect thereof.

(C)      If:-
         (a) a Shareholder at any time attempts to deal with or dispose of a Share or any interest therein or right attaching thereto otherwise than as permitted by this Agreement; or

         (b) a petition is presented or a proceeding is commenced (and such petition or proceeding is not discharged or dismissed within 30 days of presentation thereof) or an order is made or an effective resolution is passed for the winding-up, insolvency, administration, re-organization, re-construction, dissolution or bankruptcy of a Shareholder or for the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of a Shareholder or of all or any part of its business or assets PROVIDED THAT these provisions shall not apply to a bona fide re organization or re-construction of a Shareholder whilst solvent on terms approved by the other Shareholder (such approval not to be unreasonably withheld or delayed); if a Shareholder stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; if a creditor takes possession of all or any part of the business or assets of a Shareholder or any execution or other legal process is enforced against the business or any substantial asset of a Shareholder and is not discharged within 14 days; or if anything, analogous or having a substantially similar effect to any of the events specified in this paragraph happens under the law of any applicable jurisdiction;

         (c) a Shareholder dies or has an order made against him by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder;

         that Shareholder (or his Representative in the case of paragraphs (b) and (c)) shall be deemed to be a Transferor (as defined in paragraph
         (D)) and to have given
         immediately prior to such attempt or event (as the case may be), a transfer notice (herein a "Deemed Transfer Notice") in respect of such Share, which shall be governed by paragraph (E).

(D) Before selling, transferring or otherwise disposing of any Share or any interest in any Share, the Shareholder proposing to sell, transfer or dispose of the same (hereinafter called the "Transferor") shall give a notice in writing (hereinafter called a "Transfer Notice") to the Company that it desires to sell, transfer or dispose of the same. The Transfer Notice shall specify:

         (a) the class and number of Shares and/or any interest therein which the Transferor wishes to transfer or dispose of (which may be all or part only of the Shares then held by the Transferor but shall in no circumstances be 5 per cent or less of the issued voting share capital of the Company) (hereinafter called the "Relevant Shares");

         (b) the price at which the Transferor is willing to sell the Relevant Shares; and

         (c) whether the Transferor wishes to impose a condition that unless all of the Relevant Shares are sold pursuant to the following provisions of this Schedule, none shall be sold (hereinafter called the "Total Transfer Condition");

         and shall have annexed to it the share certificate in respect of the Relevant Shares.

         The Transfer Notice shall constitute the Company the agent of the Transferor for the sale of the Relevant Shares at the Prescribed Price (as hereinafter defined) during the Prescribed Period (as hereinafter defined) to the other Shareholders and save as provided in paragraph
         (F) of this Schedule shall not be revocable except with the consent of the other Shareholders.

(E) Within 7 days after the receipt of any Transfer Notice the Directors shall serve a copy of that Transfer Notice on all the Shareholders other than the Transferor. In the case of a Deemed Transfer Notice the Directors shall similarly serve notice on all the Shareholders (including the Transferor), notifying them that the same has been deemed to have been given, within 28 days after (i) the date of the event-giving rise to the Deemed Transfer Notice or (ii) (if later) the date on which the Directors (as a whole) actually become aware of such event and shall specify in such notice the number and class of Shares which the Transferor is deemed to wish to transfer (the "Relevant Shares"). That notice shall then constitute a Transfer Notice and the provisions of this Schedule shall apply mutatis mutandis thereto save that:-

         (a)     it shall be deemed not to contain a Total Transfer Condition;

         (b)     it shall not be revocable; and

         (c) the Transferor shall not be entitled to specify a price at which it is willing to sell the Relevant Shares.

(F) If the price stated in the Transfer Notice shall be accepted by all the other Shareholders, such price shall be the Prescribed Price. If such price shall not be so accepted, or because the Notice relates to a Deemed Transfer Notice no such price was stated, the Shareholders shall seek to agree in good faith a price for the Relevant Shares. If within 28 days after the date on which the Transfer Notice was given the Transferor and the other Shareholders shall have agreed a price for the sale of the Relevant Shares, then such price shall be the Prescribed Price. In default of such agreement within such period, the Directors shall forthwith request the Expert to determine and certify in writing the sum considered by it to be the fair value of the Relevant Shares as at the date of the Transfer Notice and the sum so determined and so certified shall be the Prescribed Price. The Expert shall act as an expert and not as an arbitrator and its written determination shall be final and binding on the Shareholders. The Expert shall make its working papers relating thereto available to each Shareholder upon request. The costs and expenses of the Expert shall be borne by the Parties as the Expert shall determine PROVIDED THAT if the Transferor is required to pay all or part of such costs but is in liquidation, receivership or is the subject of an administration order, an amount equal to the Transferor's share of such costs may be deducted from any purchase monies otherwise to be paid to the Transferor.

         The Parties shall use their respective reasonable endeavors to ensure that the Expert makes its determination within 21 days of referral of the matter to it. The Transferor shall be entitled by written notice to the Directors to withdraw the Transfer Notice within 2 weeks of the date on which it is notified of the Experts' determination of the Prescribed Price.

         The "Expert" shall be the auditors for the time being of the Company or, if they shall refuse to act or shall not respond to the Director's request within 7 days of receipt of such request, shall be such Independent Chartered Accountant of not less than five years' standing as shall be nominated by agreement between all the Shareholders or failing such nomination within 14 days after the request of any Shareholder to the others therefore, nominated at the request of any Shareholder by the President from time to time of the Institute of Chartered Accountants in Ireland.

         For the purpose of this Schedule the fair value of the Relevant Shares shall be the Open Market Value of the Relevant Shares at the date of the Transfer Notice where:

         the "Open Market Value" of the Relevant Shares shall be ascertained on the following assumptions and bases:

         (i) valuing the Relevant Shares as on an arm's length sale between a willing vendor and a willing purchaser

         (ii) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

         (iii) that the Relevant Shares are capable of being transferred without restriction;

         (iv) taking no account of any rights and obligations attached to the Relevant Shares whether by virtue of any contract or otherwise;

         (v) taking no account of any element of control attaching to the Relevant Shares or conferred by the transfer of the Relevant Shares or the relevant part thereof;

         (vi) that the Ancillary Agreements will not continue in force after the transfer;

(G) If the Prescribed Price is accepted or agreed as aforesaid, the Prescribed Period shall commence on the date of the Transfer Notice or the date of such agreement, if later, and shall expire 2 months thereafter. If the Prescribed Price is not so accepted or agreed then the Prescribed Period shall commence on the date on which the auditors shall have notified the Directors of their determination of the Prescribed Price and shall expire 2 months thereafter.

(H) Promptly following acceptance or agreement of the Prescribed Price or 2 weeks after the Transferor has been notified of the determination of the Prescribed Price by the Expert and has not withdrawn its Transfer Notice pursuant to paragraph (F) of this Schedule, the Relevant Shares shall be offered by the Company by notice in writing to the other Shareholders in proportion to the number of Shares held by them at the date of the Transfer Notice ("Pro-Rata Entitlement") for purchase at the Prescribed Price. Such offer shall be open for acceptance at any time within the Prescribed Period. Every such offer shall specify (a) the total number of Relevant Shares; (b) the number of Relevant Shares in that Shareholder's Pro-Rata Entitlement; (c) whether or not the Transfer Notice contained a Total Transfer Condition and shall be accompanied by a form of application for use by the Shareholder in applying for his Pro-Rata Entitlement and for any Relevant Shares in excess of such Pro-Rata Entitlement which he wishes to purchase.

(I) Subject to paragraph (K) of this Schedule, if there shall only be one Shareholder who applies for all or any of the Relevant Shares within the Prescribed Period, the Directors shall give notice in writing thereof to the Transferor and the Transferor shall be bound upon payment to transfer such of the Relevant Shares to such Shareholder as it has applied for (including any Relevant Shares in excess of its Pro-Rata Entitlement for which it has applied). The purchase shall be completed at a place and time to be appointed by the Directors being not less than 3 days nor more than 10 days after the date of such notice, and the Directors shall be bound to register the transfer.

(J) Subject to paragraph (K) of this Schedule, if there shall be more than one Shareholder who applies within the Prescribed Period for all or any of the Relevant Shares, the Directors shall allocate the Relevant Shares (or so many of them as shall have been applied for as aforesaid) to or amongst the applicants in accordance with their Pro Rata Entitlement provided that if not all Shareholders have accepted the full amount of Relevant Shares in their Pro-Rata Entitlement, any Relevant Shares not so accepted shall be used to satisfy requests from other Shareholders as nearly as may be in proportion to their requests for Shares in excess of their Pro-Rata Entitlements and any remaining excess shall be apportioned by applying this paragraph (J) without taking account of any Shareholder whose application has already been satisfied in full. However, no Shareholder shall be obliged to take more than the maximum number of the Relevant Shares specified by him as aforesaid. The Directors shall forthwith give notice of such allocations to the Transferor and the Shareholders to whom the Relevant Shares have been allocated and shall specify in the said notice the place and time, being not less than 3 days nor more than 10 days after the date of such notice at which the sale of the Relevant Shares so allocated shall be completed. The Transferor shall be bound upon payment to transfer the Relevant Shares so allocated to the relevant Shareholders and the Directors shall be bound to register the transfers.

(K) If the Transfer Notice contains a Total Transfer Condition, an offer of sale of the Relevant Shares made by the Directors pursuant to this Schedule shall only be capable of acceptance when all of the Relevant Shares shall have been accepted by the Shareholders. If by the foregoing procedures the Directors shall not have received acceptances in respect of all of the Relevant Shares within the Prescribed Period, they shall forthwith give notice in writing of that fact to the Transferor. The Transfer Notice shall then be deemed to have been withdrawn and no transfers shall take place.

(L) If the Transfer Notice does not contain a Total Transfer Condition and if by the foregoing procedures the Directors shall have received acceptances from Shareholders in respect of part only of the Relevant Shares within the Prescribed Period then they shall forthwith give notice in writing of that fact to the Transferor. The Transferor shall then be entitled at any time within 6 months after the date of the Directors' said notice:

         (a) to sell and transfer all or part of those Relevant Shares which have not been accepted as aforesaid to any person approved by the other Shareholders (such approval not to be unreasonably withheld or delayed) at any price, being not less than the Prescribed Price (or a proportion of the Prescribed Price which represents the proportion of the Relevant Shares to be transferred) and the Directors shall be bound to register the same; or

         (b) if the Transferor is a Representative, to elect to be registered himself as the holder of all or part of those Relevant Shares which have not been accepted as aforesaid, without triggering the pre-emption rights in this Schedule.

 (M) If any Shares to be transferred pursuant to this Agreement shall not be capable of being offered or allocated without involving fractions, the same shall be offered to or allocated amongst the Shareholders, or some of them, in such proportions as may be determined by lots drawn in respect thereof, and the lots shall be drawn in such manner as the Directors shall think fit.

(N) A Transferor, having become bound to transfer any Shares pursuant to this Agreement shall deliver to the transferee duly executed transfers in respect of such Shares in favor of the transferee together with the relative share certificates) against payment by the transferee of the price due in respect thereof. If the Transferor makes default in transferring the same, any Director is hereby irrevocably and unconditionally appointed as the attorney of the Transferor to complete and to execute the necessary instrument of transfer of such Shares together with a standard form indemnity in respect of non-production of share certificates in respect of such Shares and may deliver them on his behalf and the Company shall receive the purchase money on trust for the Transferor and shall thereupon (subject to such instrument being duly stamped) cause the transferee to be registered as the holder of such Shares. The Company shall not be bound to earn or pay interest on any money so held and shall not pay such money to the Transferor until he shall have delivered his share certificates (or an appropriate indemnity in respect of any lost certificates) to the Company. The receipt of the Company for such purchase money shall be a good discharge to the transferee who shall not be bound to see to the application thereof, and after the name of the transferee has been entered in the register of members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

(O) For the purpose of ensuring that a particular transfer of a Share is permitted under this Agreement, the Directors appointed by the holders of the class of Shares not the subject of the relevant transfer may require the transferor or the person named as transferee in any transfer lodged for registration to furnish the Company with such information and evidence as they may, acting reasonably, think necessary or relevant. Failing such information or evidence being furnished to the satisfaction of such Directors within a period of 28 days after such request, the Directors shall be entitled to refuse to register the transfer in question.

(P) An obligation to transfer a Share under the provisions of this Agreement shall be deemed to be an obligation to transfer as beneficial owner the entire legal and beneficial interest in such Share free from any lien, charge or other encumbrance and together with all rights attaching thereto.

(Q) Upon the transfer of any Shares pursuant to the provisions of this Agreement, the Transferor shall be entitled to all dividends and interest accrued in relation to those Shares up to the date of transfer and any amount paid to either the Transferor or transferee in excess of such pro-rated entitlement shall be held by it on trust for the other.

(R) In the event that any Share is transferred under the provisions of this Agreement to an existing Shareholder, such Shares shall at the time of transfer, be re-classified to conform with the class of Shares already held by such Shareholder. Where any Share is transferred under the provisions of this Agreement to a person who, immediately prior to such transfer, is not a Shareholder, such Shares shall at the time of transfer, be re-designated with a class other than those existing at that time, unless all Shareholders otherwise agree.

(S) The provisions of this Schedule may be waived in whole or in part in any particular case with the prior written consent of all the Shareholders.

                                   SCHEDULE 6

            Service Agreement between the Company and Ciaran McCourt

                                   SCHEDULE 7

                          Technology Licence Agreement

EXECUTED for and on behalf of
Unislim Ireland Limited

BY

Ciaran McCourt
- ---------------------------------------------------------
Director

Agnes McCourt
- ---------------------------------------------------------
Director/Secretary

EXECUTED for and on behalf of
eDiets.com Inc

BY

David R. Humble
- ---------------------------------------------------------
Director

Christine M. Brown
- ---------------------------------------------------------
Director/Secretary

EXECUTED for and on behalf of
eDiets Europe Limited

BY

Margaret Callan
- ---------------------------------------------------------
Director

Ciaran McCourt
- ---------------------------------------------------------
Director/Secretary

EXECUTED for and on behalf of
Unislim Ireland Limited

BY

Agnes McCourt
- ---------------------------------------------------------
Director

Ciaran McCourt
- ---------------------------------------------------------
Director/Secretary

EXECUTED for and on behalf of
eDiets.com Inc

BY

David R. Humble
- ---------------------------------------------------------
Director

Christine M. Brown
- ---------------------------------------------------------
Director/Secretary

EXECUTED for and on behalf of
eDiets Europe Limited

BY

Margaret Callan
- ---------------------------------------------------------
Director

Ciaran McCourt
- ---------------------------------------------------------
Director/Secretary